MANAGEMENT AGREEMENT

      AGREEMENT, made as of the 1st day of November, 2002, by and between MERRILL LYNCH PRINCIPAL PROTECTED TRUST, a Delaware statutory trust (the "Trust"), on behalf of its series, MERRILL LYNCH BASIC VALUE PRINCIPAL PROTECTED FUND (the "Fund"), and FUND ASSET MANAGEMENT, L.P., a Delaware limited partnership (the "Manager").

                              W I T N E S S E T H:

      WHEREAS, the Trust is engaged in business as an open-end investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

      WHEREAS, the Manager is engaged principally in rendering management and investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

      WHEREAS, the Trust desires to retain the Manager to render management and investment advisory services to the Fund in the manner and on the terms hereinafter set forth; and

      WHEREAS, the Manager is willing to provide management and investment advisory services to the Fund on the terms and conditions hereinafter set forth; and

      WHEREAS, during the Fund's Guarantee Period (as defined in the Registration Statement (as defined below)) the Manager is required to manage the Fund's portfolio in accordance with certain agreed-upon investment parameters as set forth in that certain Financial Warranty Agreement, dated November 1, 2002, by and among the Trust, the Manager and Main Place Funding, LLC (the "Warranty Agreement"); and

      WHEREAS, during the Fund's Guarantee Period the Manager will allocate the Fund's assets between a Basic Value Component and a Protection Component (as each term is defined in the Registration Statement) based on a proprietary mathematical formula.

      NOW, THEREFORE, in consideration of the promises and the covenants hereinafter contained, the Trust and the Manager hereby agree as follows:

                                   ARTICLE I

                              Duties of the Manager

      The Trust hereby employs the Manager to act as manager and investment adviser to the Fund and to furnish, or arrange for affiliates to furnish, the management and investment advisory services described below, subject to the policies of, review by and overall control of the Board of Trustees of the Trust, for the period and on the terms and conditions set forth in this Agreement. The Manager hereby accepts such employment and agrees during such period, at its own expense, to render, or arrange for the rendering of, such services and to assume the

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obligations herein set forth for the compensation provided for herein. The
Manager and its affiliates shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust or the Fund in any way or otherwise be deemed agents of the Trust or the Fund.

      (a) Management Services. The Manager shall perform (or arrange for the performance by affiliates of) the management and administrative services necessary for the operation of the Trust and the Fund, including administering shareholder accounts and handling shareholder relations for the Trust and the Fund. It is understood that the Manager or its affiliates may enter into separate agreements with the Fund for the provision of management services necessary for the operation of the Fund. The Manager shall provide the Trust and the Fund with office space, facilities, equipment and necessary personnel and such other services as the Manager, subject to review by the Board of Trustees, shall from time to time determine to be necessary or useful to perform its obligations under this Agreement. The Manager shall also, on behalf of the Trust and the Fund, conduct relations with custodians, depositories, transfer agents, dividend disbursing agents, other shareholder servicing agents, pricing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. The Manager shall generally monitor the Trust's and the Fund's compliance with investment policies and restrictions as set forth in the current registration statement relating to the Trust under the Investment Company Act (the "Registration Statement"). The Manager shall make reports to the Board of Trustees of its performance of obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Fund as it shall determine to be desirable.

      (b) Investment Advisory Services. The Manager shall provide (or arrange for affiliates to provide) the Fund with such investment advice and supervision as the latter may from time to time consider necessary for the proper supervision of the assets of the Fund, shall furnish continuously an investment program for the Fund and shall determine from time to time which securities shall be purchased, sold or exchanged and what portion of the assets of the Fund shall be held in the various securities in which the Fund invests or cash, subject always to the restrictions set forth in the Declaration of Trust and the By-Laws of the Trust, as amended from time to time, the provisions of the Investment Company Act and the statements relating to the Fund's investment objectives, investment policies and investment restrictions as the same are set forth in the Registration Statement. The Manager shall make decisions for the Trust as to the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the Fund's portfolio securities shall be exercised. Should the Board of Trustees at any time, however, make any definite determination as to investment policy and notify the Manager thereof in writing, the Manager shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked. The Manager shall take, on behalf of the Fund, all actions that it deems necessary to implement the investment policies determined as provided above and, in particular, to place all orders for the purchase or sale of portfolio securities for the Fund's account with brokers or dealers selected by it, and to that end, the Manager is authorized as the agent of the Trust to give instructions to the custodian of the Fund as to deliveries of securities and payments of cash for the account of the Fund. In connection with the selection of such brokers or dealers and the placing of such orders with respect to assets of the Fund, the Manager is directed at all times to seek to obtain


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execution and prices within the policy guidelines determined by the Board of
Trustees as set forth in the Registration Statement. Subject to this requirement and the provisions of the Investment Company Act, the Securities Exchange Act of 1934, as amended, and other applicable provisions of law, the Manager may select brokers or dealers with which it or the Trust is affiliated.

      (c) Affiliated Sub-Advisers. In carrying out its responsibilities hereunder, the Manager may employ, retain or otherwise avail itself of the services of other persons or entities, including, without limitation, affiliates of the Manager, on such terms as the Manager shall determine to be necessary, desirable or appropriate. However, if the Manager chooses to retain or avail itself of the services of another person or entity to manage assets of the Fund, such other person or entity must be (i) an affiliate of the Manager, (ii) retained at the Manager's own cost and expense, and (iii) retained subject to the requirements of Section 15 of the Investment Company Act. Retention of one or more affiliated sub-advisers, or the employment or retention of other persons or entities to perform services, shall in no way reduce the responsibilities or obligations of the Manager under this Agreement, and the Manager shall be responsible for all acts and omissions of such affiliated sub-advisers, or other persons or entities, in connection with the performance of the Manager's duties hereunder.

      (d) Notice upon Change in Partners of the Manager. The Manager is a limited partnership and its limited partner is Merrill Lynch & Co., Inc. and its general partner is Princeton Services, Inc. The Manager will notify the Trust and the Fund of any change in the membership of the partnership within a reasonable time after such change.

                                   ARTICLE II

                       Allocation of Charges and Expenses

      (a) The Manager. The Manager assumes and shall pay for maintaining the staff and personnel necessary to perform its obligations under this Agreement, and shall at its own expense, provide the office space, facilities, equipment and necessary personnel which it is obligated to provide under Article I hereof, and shall pay all compensation of officers of the Trust and all Trustees of the Trust who are affiliated persons of the Manager.

      (b) The Fund. The Fund assumes and shall pay or cause to be paid all other expenses of the Trust and the Fund (except for the expenses paid by FAM Distributors, Inc. (the "Distributor")) including, without limitation: organizational costs, the financial warranty fee, taxes, expenses for legal and auditing services, costs of printing proxies, stock certificates (if any), shareholder reports and prospectuses and statements of additional information, charges of the custodian, any sub-custodian and transfer agent, redemption expenses, expenses of portfolio transactions, Securities and Exchange Commission fees, expenses of registering the shares under Federal and state securities laws, fees and actual out-of-pocket expenses of all Trustees of the Trust who are not affiliated persons of the Manager, accounting and pricing costs (including the daily calculation of the net asset value), insurance, interest and brokerage costs, litigation and other extraordinary or non-recurring expenses, and other expenses properly payable by the Trust or the Fund. It is also understood that the Fund shall reimburse the Manager for its costs in


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providing accounting services, if any, to the Fund. The Distributor will pay certain of the expenses of the Fund incurred in connection with the continuous offering of shares of the Fund.

                                   ARTICLE III

                           Compensation of the Manager

      (a) Investment Advisory Fee. Unless reduced as set forth below, for the services rendered, the facilities furnished and expenses assumed by the Manager, the Fund shall pay to the Manager at the end of each calendar month a fee at the annual rate of 0.65% of the average daily net assets of the Fund commencing on the day following effectiveness hereof, as determined and computed in accordance with the description of the determination of net asset value contained in the Registration Statement. If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fee as set forth above. In the event that all of the Fund's assets become completely and irreversibly allocated to the Protection Component under the terms of the Warranty Agreement, the Manager agrees to reduce its fee to 0.25% per annum of the average daily net assets of the Fund. This reduction in fee shall be effective on the day following the complete and irreversible allocation of the Fund's assets to the Protection Component (a "Complete Allocation"). If the Complete Allocation occurs subsequent to the first day of a month, compensation for that part of the month the reduced fee is in effect shall be prorated in a manner consistent with the calculation of the fee as set forth above.

      (b) Fee Payment. Payment of the Manager's compensation for the preceding month shall be made as promptly as possible after completion of the computations contemplated by Article III(a) above. During any period when the determination of net asset value is suspended by the Board of Trustees, the average net asset value of a share for the last business day prior to such suspension shall for this purpose be deemed to be the net asset value at the close of each succeeding business day until it is again determined.

      (c) Expense Limitations. In the event the operating expenses of the Fund, including the management and investment advisory fee payable to the Manager pursuant to subsection (a) hereof, for any fiscal year ending on a date on which this Agreement is in effect exceed the expense limitations applicable to the Fund imposed by applicable state securities laws or regulations thereunder, as such limitations may be raised, lowered or waived from time to time, the Manager shall reduce its management and investment advisory fee by the extent of such excess and, if required pursuant to any such laws or regulations, will reimburse the Fund in the amount of such excess; provided, however, to the extent permitted by law, there shall be excluded from such expenses the amount of any interest, taxes, brokerage commissions and extraordinary expenses (including but not limited to legal claims and liabilities and litigation costs and any indemnification related thereto) paid or payable by the Fund. Whenever the expenses of the Fund exceed a pro rata portion of the applicable annual expense limitations, the estimated amount of reimbursement under such limitations shall be applicable as an offset against the monthly payment of the fee due to the Manager. Should two or more such expense limitations be applicable as at the end of the last business day of the month, that expense limitation which results in the largest reduction in the Manager's fee shall be applicable.


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

                                   ARTICLE IV

                     Limitation of Liability of the Manager

      The Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with any investment or for any act or omission in the management of the Trust or the Fund. Nothing herein contained shall be construed to protect the Manager against any liability to the Trust, the Fund or its security holders to which the Manager shall otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. As used in this Article IV, the term "Manager" shall include any affiliates of the Manager performing services for the Trust or the Fund contemplated hereby and the partners, shareholders, directors, officers and employees of the Manager and such affiliates.

                                   ARTICLE V

                            Activities of the Manager

      The services of the Manager to the Trust and the Fund are not to be deemed to be exclusive; the Manager and any person controlled by or under common control with the Manager (for purposes of this Article V referred to as "affiliates") are free to render similar services to others so long as its services hereunder are not impaired thereby. It is understood that the Trustees, officers, employees and shareholders of the Trust and the Fund are or may become interested in the Manager and its affiliates, as directors, officers, employees, partners, and shareholders or otherwise and that the directors, officers, employees, partners, and shareholders of the Manager and its affiliates are or may become similarly interested in the Trust or the Fund, and that the Manager and directors, officers, employees, partners, and shareholders of its affiliates may become interested in the Trust or the Fund as shareholders or otherwise.

                                   ARTICLE VI

                   Duration and Termination of this Agreement

      This Agreement shall become effective as of the date first above written and shall remain in force for a period of two years thereafter and thereafter continue from year to year, but only so long as such continuance is specifically approved at least annually by (i) the Board of Trustees of the Trust, or by the vote of a majority of the outstanding voting securities of the Fund, and (ii) a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

      This Agreement may be terminated at any time, without the payment of any penalty, by the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund, or by the Manager, on sixty days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.


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

                                  ARTICLE VII

                          Amendments of this Agreement

      This Agreement may be amended by the parties only if such amendment is specifically approved by (i) the vote of the Trustees, or by the vote of a majority of outstanding voting securities of the Fund, and (ii) a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

                                  ARTICLE VIII

                          Definitions of Certain Terms

      The terms "vote of a majority of the outstanding voting securities," "assignment," "affiliated person" and "interested person," when used in this Agreement, shall have the respective meanings specified in the Investment Company Act and the rules and regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

                                   ARTICLE IX

                                  Governing Law

      This Agreement shall be construed and interpreted in accordance with the laws of the State of New York and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

                                    ARTICLE X

                      Limitation of Obligations of The Fund

      The obligations of the Fund shall be limited to the assets of the Fund, shall be separate from the obligations of any other series of the Trust, and the Fund shall not be liable for the obligations of any other series of the Trust.


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

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                               MERRILL LYNCH PRINCIPAL PROTECTED
                                                 TRUST, on behalf of its series,
                                                 MERRILL LYNCH BASIC VALUE
                                                 PRINCIPAL PROTECTED FUND

                                               By: /s/ Terry K. Glenn
                                                   -----------------------------
                                                   Name:  Terry K. Glenn
                                                   Title: President

                                               FUND ASSET MANAGEMENT, L.P.,
                                               by PRINCETON SERVICES, INC.,
                                               its General Partner

                                               By: /s/ Terry K. Glenn
                                                   -----------------------------
                                                   Name:  Terry K. Glenn
                                                   Title: Executive Vice
                                                          President


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